UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒                            Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AROTECH CORPORATION

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Arotech Corporation, a Delaware corporation (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on November 4, 2019, relating to the Agreement and Plan of Merger, dated as of September 22, 2019 (the “Merger Agreement”), by and among the Company, Argonaut Intermediate, Inc., a Delaware corporation (“Parent”), and Argonaut Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Stockholder Litigation

As previously disclosed in the Company’s Schedule 14A filed on November 4, 2019, the following actions were commenced by purported stockholders of the Company:

i.	in the United States District Court for the District of Delaware, captioned Stein v. Arotech Corporation, Case No. 1:19-cv-02016-RGA (the “Stein Complaint”);

ii.	in the United States District Court for the District of Delaware, captioned Sabatini v. Arotech Corporation, Case No. 1:19-cv-02028-RGA (the “Sabatini Complaint”);

iii.	in the United States District Court for the Southern District of New York, captioned Creeks v. Arotech Corporation, Case No. 1:19-cv-010044 (the “Creeks Complaint”); and

iv.

in the Circuit Court for Washtenaw County in the State of Michigan, captioned Hill v. Arotech, Inc., Case No. 19-001185-CB (the “Hill Complaint” and together with the Stein Complaint, the Sabatini Complaint and the Creeks Complaint, the “Complaints”).

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance, cost and distraction that may result from litigation, and to preclude any efforts to delay the special meeting of stockholders and closing, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement.

The disclosure in the Proxy Statement in the section “SUMMARY—Litigation Relating to the Merger” beginning on page 7 is supplemented as follows:

By replacing the second paragraph under the heading “Litigation Relating to the Merger” on page 7 with the following paragraph:

On October 25, 2019, Howard Lasker, a purported stockholder of the Company, filed a complaint against the Company and the members of its Board in the United States District Court for the Eastern District of New York, styled Lasker v. Arotech Corporation, C.A. No. 1:19-cv-06036-PKC-SJB (the “Lasker Action”). On October 28, 2019, Eric Sabatini filed a purported stockholder class action against the Company and the members of the board in the United States District Court for the District of Delaware, styled Sabatini v. Arotech Corporation, C.A. No. 1:19-cv-02028-RGA (the “Sabatini Action”). On October 30, 2019, Jacqueline D. Creeks, a purported stockholder of the Company, filed a complaint against the Company, the members of the board, Dean M. Krutty, and Kelli L. Kellar in the United States District Court for the Southern District of New York, styled Creeks v. Arotech Corporation, C.A. No. 1:19-cv-10044 (the “Creeks Action”). On November 14, 2019, James Fisher, a purported stockholder of the Company, filed a complaint against the Company and the members of the board in the United States District Court for the Eastern District of New York, styled Fisher v. Arotech Corp., C.A. No. 1:19-cv-06441-CBA-LB (the “Fisher Action”). Lasker, Sabatini, Creeks, and Fisher assert similar claims to those in the Stein Action and seek similar relief.

By replacing the last sentence of the third paragraph under the heading “Litigation Relating to the Merger” on page 8 with the following sentence:

Hill seeks similar relief to the relief sought in the Stein Action, Lasker Action, Sabatini Action, Creeks Action, and Fisher Action.

By adding the following paragraph after the third paragraph under the heading “Litigation Relating to the Merger” on page 8:

On November 13, 2019, Attilio Girardi, a purported stockholder of the Company, filed a complaint against the Company, the members of its board, and Greenbriar Equity Group, L.P. in the Circuit Court for Washtenaw County in the State of Michigan, styled Girardi v. Jon B. Kutler, C.A. No. 19-01228-CB (the “Girardi Action”). The Girardi Action includes claims for breaches of fiduciary duties, aiding and abetting, and unjust enrichment. Girardi claims to bring his claims both on behalf of a class of stockholders and derivatively. Girardi’s allegations are most similar to those in the Hill action, and he seeks similar relief to the relief sought in the Stein, Lasker, Sabatini, Creeks, Fisher, and Hill Actions.

By replacing the first sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 8 with the following sentence:

The outcome of this litigation cannot be predicted with certainty; however, we and our board believe that the allegations and claims asserted in the Stein Action, Lasker Action, Sabatini Action, Creeks Action, Fisher Action, Hill Action, and Girardi Action are without merit.

By adding the following sentence after the last sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 8:

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance, cost and distraction that may result from litigation, and to preclude any efforts to delay the special meeting of stockholders and closing, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth herein. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The disclosure in the Proxy Statement in the section “THE MERGER—Background of the Merger” beginning on page 20 is supplemented as follows:

By adding the following sentence as the second sentence to the fifth full paragraph on page 20 under the heading “Background of the Merger”:

The standstill provision provided that unless approved in advance in writing by the board, until the earlier of six months after the date of the NDA or the public announcement of a transaction with us and a third-party unrelated to Greenbriar, Greenbriar was prohibited from taking certain actions to effect a business combination, merger, or other similar transaction, including encouraging any third party to do the same, or acquiring in the aggregate more than 5% of our outstanding securities.

By adding the following sentence as the fourth sentence to the second full paragraph on page 22 under the heading “Background of the Merger”:

The board delegated certain power and authority to the special committee, including, among other powers and authority, (1) to review and evaluate the terms and conditions and determine the advisability of any potential transaction with Greenbriar and any other alternative transaction; (2) to negotiate with Greenbriar or any other party with respect to the terms and conditions of a potential transaction and any other alternative transaction; (3) to supervise management in regard to the conduct of such negotiations should the special committee, in its sole discretion, authorize management to conduct or participate in such negotiations; (4) to determine whether a potential transaction with Greenbriar or any other alternative transaction is fair to, and in the best interests of, the Company and all of its stockholders (other than to the applicable potential acquirer (if the actual acquirer) and other stockholders affiliated with such potential acquirer); (5) to reject any potential transaction with Greenbriar and any other alternative transaction and recommend to the full board what action, if any, should be taken by the board and the Company with respect to any potential transaction with Greenbriar and any other alternative transaction; (6) to take any and all other actions it deems necessary and advisable in light of any potential transaction with Greenbriar or any other alternative transaction; and (7) to retain consultants and agents as the special committee may deem necessary. The resolutions establishing the special committee also provided that the board shall not recommend a potential transaction with Greenbriar or any other alternative transaction for approval by the Company’s stockholders without a prior favorable recommendation of such transaction by the special committee.

By replacing the first and second sentences of the third full paragraph on page 25 under the heading “Background of the Merger” with the following sentences:

During the Go Shop Period, which expired at 12:01 a.m. Eastern Time on October 22, 2019, two potential bidders entered into an acceptable confidentiality agreement with us that was substantially similar in all materials respects to the NDA with the exception that it expressly allowed the counterparty to make confidential proposals to our board (or a committee thereof) at any time. The two potential bidders were provided the opportunity to have access to our management team. One of the potential bidders requested and was provided access to an online data room containing nonpublic information about us. The other potential bidder did not request access to the data room and indicated that it was not interested in pursuing a transaction with the Company.

The disclosure in the Proxy Statement in the section “THE MERGER—Opinion of Financial Advisor” beginning on page 28 is supplemented as follows:

By replacing the fifth sentence of the paragraph under the heading “Discounted Cash Flow Analysis” on page 33 with the following sentence:

B. Riley also calculated terminal values for Arotech by applying exit multiples ranging from 9.5x-10.5x (which were selected based on B. Riley’s professional judgment, taking into account acquisition multiples paid in the selected precedent transactions referenced above, which were completed in differing phases of the macroeconomic cycle) to Arotech’s estimated 2024 calendar year Adjusted EBITDA, which terminal values ranged from $132.8 million to $146.8 million.

By inserting the following sentence immediately before the heading “Premiums Paid Analysis” on page 34:

The calculation of unlevered free cash flows (calculated as net profit after taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital and less capital expenditures, and based on figures provided to B. Riley by Arotech management, including those figures described in “Summary of the Company’s Projections” beginning on page 36 of this proxy statement) is shown below:

	Fiscal Year Ending December 31st,
(in millions)	2020E	2021E	2022E	2023E	2024E
Adjusted EBITDA	$9.2	$10.8	$11.8	$12.9	$14.0
Less: Depreciation & Amortization	$(3.6)	$(3.3)	$(3.2)	$(3.3)	$(3.1)
Less: Stock-based Compensation	$(0.4)	$(0.4)	$(0.4)	$(0.4)	$(0.4)
Less: Taxes	$(0.8)	$(0.9)	$(0.9)	$(0.9)	$(0.9)

Net Profit After Taxes	$4.5	$6.3	$7.3	$8.3	$9.7
Plus: Depreciation & Amortization	$3.6	$3.3	$3.2	$3.3	$3.1
Less: Δ in Net Working Capital	$0.9	$(6.3)	$(4.3)	$(2.6)	$(2.2)
Less: Capital Expenditures	$(2.8)	$(2.8)	$(2.8)	$(2.8)	$(2.8)

Unlevered Free Cash Flow	$6.2	$0.5	$3.5	$6.3	$7.8

By replacing the sixth sentence of the paragraph under the heading “Premiums Paid Analysis” on page 34 with the following sentence:

For these transactions, the median and mean transaction premium paid: (i) based on the target company’s price per share one day prior to the announcement, ranged from 25.9% to 33.2% (median) and from 44.7% to 57.7% (mean); (ii) based on the target company’s price per share one week prior to the announcement, ranged from 27.4% to 33.5% (median) and from 47.4% to 57.5% (mean); and (iii) based on the target company’s price per share one month prior to the announcement, ranged from 30.8% to 33.5% (median) and from 52.4% to 59.9% (mean) (in each case where the low end of the range represented all transactions in aggregate and the high end of the range represented small-cap transactions).

The disclosure in the Proxy Statement in the section “THE MERGER—Summary of the Company’s Projections” beginning on page 36 is supplemented as follows:

By replacing footnote 1 to the table on page 37 under the heading “Summary of the Company’s Projections” with the following footnote:

(1)	Includes stock compensation expense in an amount of $395, $357, $357, $357, $357 and $357, for 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

The disclosure in the Proxy Statement in the section “LITIGATION RELATING TO THE MERGER” beginning on page 45 is supplemented as follows:

By replacing the second paragraph under the heading “Litigation Relating to the Merger” on page 45 with the following paragraph:

On October 25, 2019, Howard Lasker, a purported stockholder of the Company, filed a complaint against the Company and the members of its Board in the United States District Court for the Eastern District of New York. On October 28, 2019, Eric Sabatini filed a purported stockholder class action against the Company and the members of the board in the United States District Court for the District of Delaware. On October 30, 2019, Jacqueline D. Creeks, a purported stockholder of the Company, filed a complaint against the Company, the members of the board, Dean M. Krutty, and Kelli L. Kellar in the United States District Court for the Southern District of New York. On November 14, 2019, James Fisher, a purported stockholder of the Company, filed a complaint against the Company and the members of the board in the United States District Court for the Eastern District of New York. Lasker, Sabatini, Creeks, and Fisher assert similar claims to those in the Stein Action and seek similar relief.

By replacing the last sentence of the third paragraph under the heading “Litigation Relating to the Merger” on page 45 with the following sentence:

Hill seeks similar relief to the relief sought in the Stein Action, Lasker Action, Sabatini Action, Creeks Action, and Fisher Action.

By adding the following paragraph after the third paragraph under the heading “Litigation Relating to the Merger” on page 45:

On November 13, 2019, Attilio Girardi, a purported stockholder of the Company, filed a complaint against the Company, the members of its board, and Greenbriar Equity Group, L.P. in the Circuit Court for Washtenaw County in the State of Michigan. The Girardi Action includes claims for breaches of fiduciary duties, aiding and abetting, and unjust enrichment. Girardi claims to bring his claims both on behalf of a class of stockholders and derivatively. Girardi’s allegations are most similar to those in the Hill action, and he seeks similar relief to the relief sought in the Stein, Lasker, Sabatini, Creeks, Fisher, and Hill Actions.

By replacing the first sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 45 with the following sentence:

The outcome of this litigation cannot be predicted with certainty; however, we and our board believe that the allegations and claims asserted in the Stein Action, Lasker Action, Sabatini Action, Creeks Action, Fisher Action, Hill Action, and Girardi Action are without merit.

By adding the following sentence after the last sentence of the last paragraph under the heading “Litigation Relating to the Merger” on page 45:

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance, that may result from litigation, and to preclude any efforts to delay the special meeting of stockholders and closing, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth herein. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving the Company and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company filed the Proxy Statement with the SEC on November 4, 2019. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AROTECH, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed Merger will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.arotech.com or by contacting the Company’s Investor Relations contact at Scott.Schmidt@arotechusa.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Proxy Statement. Free copies of this document may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.